Exhibit 99.1





                  SEPARATION AGREEMENT AND GENERAL RELEASE


For good and valuable consideration, receipt of which is hereby acknowledged, CNF Inc. ("Company") and Bryan M. Millican ("Executive") do hereby enter into this Separation Agreement and General Release ("Agreement"):


1.   Compensation and Benefits to Executive.

     A. Executive has elected to retire from his employment at Company, effective October 28, 2005 ("Retirement Date").

     B. Executive hereby resigns, as of Retirement Date, any and all officer and director positions with the Company and its subsidiary and affiliated entities and joint ventures. Executive shall execute any formal documentation required to document these resignations.

     C. The parties agree, except as expressly provided herein, that Executive is entitled to and shall retain any and all rights he may have, if any, including without limitation as a participant in Company's retirement, supplemental excess retirement, health insurance, life insurance, long term care insurance, and compensation plans, including the CNF Inc. Deferred Compensation Plan for Executives and the CNF Inc. 2005 Deferred Compensation Plan for Executives for 2005; the CNF Inc. 1997 Equity and Incentive Plan; the CNF Inc. Value Management Plan for the three-year cycles ending on December 31, 2005, December 31, 2006 and December 31, 2007; the Con-Way Transportation Services Incentive Plan for 2005 and the CNF Inc. Incentive Compensation Plan for 2005 (on a pro rata basis through the Retirement Date), and any stock options that were granted to Executive prior to the Effective Date of this Agreement and that are vested as of, or will vest following, the date of Executive's retirement from employment, in accordance with their terms, provided, however, that Executive understands and agrees that he will receive no further stock option grants following the Retirement Date, and further understands and agrees that the term "compensation plans" as used herein does not include any bonus or commission plan not named in this paragraph. The parties agree that Executive is separating his Company employment by retirement and is eligible for all benefits provided under the plans referenced in this paragraph where employment separation is by retirement. The parties further agree that Executive shall be entitled to reimbursement of expenses incurred for estate and financial planning services obtained by him prior to the Retirement Date, in accordance with and not to exceed Company's established allowance for such services.


2.   Commitments by Executive.  Executive agrees that:

     A. Executive will not at any time, without the prior written consent of the General Counsel of CNF Inc., either directly or indirectly use, divulge or communicate to any person or entity, in any manner, any non-public privileged, confidential, or proprietary information of, concerning, or relating to Company and/or its subsidiary or affiliated entities and/or its and their joint ventures, except if the disclosure
     (i) is required by law or (ii) disclosure involves information which had been lawfully revealed to Executive by a third party having no attorney-client or other confidentiality obligation to Company and/or, as applicable, its subsidiary or affiliated entities and/or its and their joint ventures. This prohibition against disclosure includes, but is not limited to, information of, concerning or relating to Company's and/or its subsidiary or affiliated entities' and/or its and their joint ventures' legal matters, technical data, systems and programs, financial and planning data, business development or strategic plans or data, marketing strategies, software development, product development, pricing, customer information, trade secrets, personnel information, and other privileged or confidential business information. Executive agrees to take every reasonable step to protect such privileged, confidential, or proprietary information from being disclosed to third parties. If Executive is required, or believes he may be required, to disclose such privileged, confidential, or proprietary information pursuant to subpoena or other legal process, he will give the General Counsel of CNF Inc. prompt written notice; and

     B. Executive will, for so long as required, fully cooperate with Company and its subsidiary and affiliated entities and its and their joint ventures in legal or regulatory matters or investigations in which he was involved or about which he has knowledge, such as answering inquiries from counsel for Company and its subsidiary and affiliated entities and its and their joint ventures, and testifying in depositions and trials. Executive will make himself available upon reasonable notice at reasonable times and places in order to prepare for giving testimony and to testify at deposition, trial or other legal proceedings, without a subpoena; provided, however, that Executive shall not be required to appear to give testimony in any location beyond where he could be required to appear pursuant to subpoena. Executive expressly agrees that he will not be entitled to compensation for any of his time expended in such proceedings. Company expressly agrees to reimburse Executive for reasonable out-of-pocket costs and expenses, other than attorneys' fees, he incurs as a result of his obligation to cooperate as provided herein.

     C. Executive will, for a period of six months following the Effective Date, fully cooperate with and assist Company and its subsidiaries and affiliated entities and its and their joint ventures, on other matters in which he was previously involved or about which he has knowledge, in order to accomplish the smooth transition of his responsibilities.

3. Right to Seek Employment. Nothing in this Agreement is intended, or shall be interpreted, to prohibit Executive from seeking or accepting alternate employment, including without limitation employment at a company within the transportation industry; provided, however, that Executive understands and agrees that at all times he will remain obligated to comply with the obligations set forth in Section 2A, above.

4. Release of Released Parties. Executive, for himself and for his marital community, representatives, heirs, successors, and assigns, does hereby completely release and forever discharge Company and any subsidiary and affiliated entities, and its and their present and former joint ventures, shareholders, officers, directors, agents, employees, attorneys, insurers, successors, and assigns (collectively, "Released
     Parties"), from all actions, causes of action, primary duties corresponding to Executive's primary rights, rights, demands, actions, obligations, liabilities, attorneys fees, claims, and other obligations of every kind and character, known or unknown, mature or unmatured, which Executive may now have or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, public policy, or regulation (collectively, "Released Claims"). By way of example and not in limitation of the foregoing, the Released Claims shall include any claims arising under any executive severance agreement or plan, any claims for compensation under any bonus or commission plan in which Executive was a participant (except as expressly provided in Section 1C, above), and any claims for breach of contract, breach of the covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, invasion of privacy, retaliation, wrongful discharge, and discrimination. Notwithstanding the foregoing, Executive's Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any obligation Company may have for any compensation earned by and due Executive for work performed on or prior to the Effective Date (except that any claim under any bonus or commission plan is expressly waived and released, except as expressly provided in Section 1C, above); (iii) any claims for indemnification under Company's By-laws or applicable law attributable to his employment by the Company; (iv) any claims arising from acts or omissions after the Effective Date; (v) any claims for industrial injury or illness; and
     (vi) any claims for unemployment insurance benefits.

5. Waiver of Unknown Claims. Executive understands and agrees that this Agreement extends to and extinguishes any and all rights which might otherwise have been preserved by operation of Section 1542 of the California Civil Code or applicable laws to the same effect in all other jurisdictions. Section 1542 provides as follows:

           A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

6. Covenants Not to Sue. Executive shall not sue or initiate against any Released Party any action or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied) or any federal, state, or local law, statute, or regulation pertaining in any manner to the Released Claims.

7. SEC Filing. The Company may in its discretion file the Agreement with the Securities and Exchange Commission.

8. Non-Disparagement. Executive agrees that he shall not disparage, or assist or encourage any other person to disparage, the Company, its subsidiary and affiliated entities and its and their joint ventures, its and their past or present directors, officers, executives and/or employees, and/or its and their products and/or services.

9.   Interpretation.   For  purposes  of  interpreting  this  Agreement,  the
     parties hereto shall be deemed to have participated equally in its drafting.

10. Assignment; Successors and Assigns. Executive agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily, involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, sale, transfer, delegation, or disposition shall be null and void. Executive represents that he has not previously assigned, sold, transferred, delegated, or otherwise disposed of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and permitted assigns. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement. Company's subsidiary and affiliated entities, its and their joint ventures, and its and their past or present directors, officers, executives and/or employees are intended third party beneficiaries of this Agreement.

11. Severability. Every provision of this Agreement is intended to be severable. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be reformed by said court or arbitrator to the minimum extent possible and thereafter enforced. If the provision deemed to be invalid, unenforceable, or void cannot be so reformed, such provision shall be severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.

12. Arbitration of Disputes/Venue. In the event of any controversy arising from or concerning the formation, interpretation, or application of this Agreement, including the arbitrability of such controversy, whether such controversy is grounded in common or statutory law, such controversy shall be resolved exclusively through binding arbitration in San Mateo, California before a single neutral arbitrator selected jointly by the parties. The parties agree, with the advice of counsel or the opportunity to obtain such advice, that this Agreement establishes a post-dispute arbitration procedure which is not an adhesive or unconscionable contract. The parties to the arbitration shall have all rights, remedies, and defenses available to them in a civil action for the issues in controversy. To the extent permitted by applicable law, the prevailing party shall be entitled to recover its attorney and paralegal fees and costs and any arbitration fees and expenses.

     If, for any legal reason, a controversy arising from or concerning the formation, interpretation or application of this Agreement cannot be arbitrated as provided above, the parties agree that any civil action shall be brought in a United States District Court with jurisdiction of the parties and subject matter, or, only if there is no basis for federal jurisdiction, in a court of any State having jurisdiction of the parties and subject matter. The parties further agree that, to the extent permitted by applicable law, any such civil action shall be tried to the court, sitting without a jury. The parties knowingly and voluntarily waive trial by jury to the extent permitted by applicable law.

13. Representation by Counsel. The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement, (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

14. ADEA Waiver. Executive acknowledges that he has, by the tender of this Agreement, been advised in writing that, by virtue of his age, he may have rights under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sections 621 et seq., which rights will be extinguished by his execution of this Agreement. Executive further acknowledges that he has been, by the tender of this Agreement, advised
     in writing to consult with  an  attorney  prior  to  executing   this
     Agreement.   Executive stipulates  and  agrees  that this Agreement
     provides consideration in addition to anything of value to which he may be entitled independent of this Agreement.

15. Rescission Rights, and Effective Date. Executive acknowledges that he shall have twenty-one (21) days following the tender of this Agreement to consider his execution of this Agreement, and that he shall have an additional period of seven (7) days following his execution of this Agreement in which to revoke the Agreement. This Agreement shall not be effective or enforceable until the expiration of this seven-day period after his execution of this Agreement ("Effective Date").

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of California.



The parties have duly executed this Agreement on the dates set forth below.




/s/ Bryan M. Millican                Dated: October 28, 2005
------------------------
     Bryan M. Millican


CNF Inc.



By: /s/ Douglas W. Stotlar           Dated: November 16, 2005
----------------------------
     Douglas W. Stotlar
     President and CEO
     CNF Inc.